POWER OF ATTORNEY

BY THESE PRESENTS, that each of the undersigned constitutes and appoints Amy J. Lee, Mark E. Mathiasen and Michael P. Megaris to act as attorney-in-fact and agent with full power of substitution and resubstitution of him or her in his or her name, place and stead, to sign any and all registration statements on Form N-2 applicable to Guggenheim Active Allocation Fund, Guggenheim Strategic Opportunities Fund, and Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust, including any and all pre-effective amendments, post-effective amendments or supplements thereto, any and all subsequent registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any and all other filings in connection therewith, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 19th day of November, 2025.

/s/ Randall C. Barnes Randall C. Barnes Trustee /s/ Angela Brock-Kyle	/s/ Thomas F. Lydon, Jr. Thomas F. Lydon, Jr. Trustee /s/ Ronald A. Nyberg
Angela Brock-Kyle Trustee /s/ Sandra G. Sponem	Ronald A. Nyberg Trustee /s/ Ronald E. Toupin, Jr.
Sandra G. Sponem Trustee	Ronald E. Toupin, Jr. Trustee

POWER OF ATTORNEY

BY THESE PRESENTS, that the undersigned constitutes and appoints Mark E. Mathiasen and Michael P. Megaris to act as attorney-in-fact and agent with full power of substitution and resubstitution of him in her name, place and stead, to sign any and all registration statements on Form N-2 applicable to Guggenheim Active Allocation Fund, Guggenheim Strategic Opportunities Fund, and Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust, including any and all pre-effective amendments, post-effective amendments or supplements thereto, any and all subsequent registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any and all other filings in connection therewith, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 19th day of November, 2025.

/s/ Amy J. Lee
Amy J. Lee Trustee